Confidential Draft

WesBanco Announces Third Quarter 2022 Financial Results

Wheeling, WV, October 25, 2022 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and nine months ended September 30, 2022. Net income available to common shareholders for the third quarter of 2022 was $50.5 million, with diluted earnings per share of $0.85, compared to $41.9 million and $0.64 per diluted share, respectively, for the third quarter of 2021. For the nine months ended September 30, 2022, net income was $132.3 million, or $2.19 per diluted share, compared to $180.5 million, or $2.71 per diluted share, for the 2021 period, which included a release of provision for credit losses of $50.7 million, or $40.5 million net of tax. Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses, for the three months ended September 30, 2022, was $50.6 million, or $0.85 per diluted share, as compared to $45.4 million and $0.70 per diluted share, respectively, in the prior year quarter (non-GAAP measures). On the same basis, net income for the nine months ended September 30, 2022 was $133.7 million, or $2.21 per diluted share, as compared to $185.7 million, or $2.79 per diluted share, in the prior year period (non-GAAP measures).

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2022		2021		2022		2021
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income available to common shareholders (Non-GAAP)(1)	$50,554	$0.85	$45,406	$0.70	$133,661	$2.21	$185,685	$2.79
Less: After tax restructuring and merger-related expenses	(52)	-	(3,529)	(0.06)	(1,352)	(0.02)	(5,167)	(0.08)
Net income available to common shareholders (GAAP)	$50,502	$0.85	$41,877	$0.64	$132,309	$2.19	$180,518	$2.71
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended September 30, 2022:

•
Third quarter net interest margin of 3.33% increased 30 basis points sequentially, and, when excluding purchase accounting and Small Business Administration Payroll Protection Program (“SBA PPP”) loan accretion, it increased 34 basis points sequentially to 3.27%
•
Reflecting the pricing advantage of our robust legacy deposit base and growth in non-interest bearing demand deposits, year-over-year total deposits increased 8 basis points to 0.17%
•
Reflecting the strength of our markets and lending teams, total loan growth was 6.5% year-over-year, and 0.8%, or 3.2% annualized, when compared to June 30, 2022, excluding SBA PPP loans
•
Deposit growth, excluding certificates of deposit (“CDs”), was 3.2% year-over-year and essentially flat compared to the second quarter, driven by growth in non-interest bearing demand deposits and savings accounts
•
Strong discretionary cost control as evidenced by non-interest expenses increasing just 1.8% year-over-year, excluding restructuring and merger-related expenses
•
Key credit quality metrics such as non-performing assets, total past due loans, and net loan charge-offs, as percentages of total portfolio loans, have remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion (based upon the prior four quarters)
•
WesBanco remains well-capitalized with solid liquidity and a strong balance sheet
o
Returns on average assets and tangible equity were 1.19% and 15.39%, respectively

“We are pleased with WesBanco’s performance during the third quarter of 2022, as we continued to deliver loan growth, control discretionary expenses, and manage the costs of our funding sources,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco. “We again reported strong, broad-based, year-over-year loan growth during the quarter, despite elevated commercial real estate loan payoffs. Furthermore, our commercial loan pipeline remains robust. Our core funding advantage of our legacy markets continues to provide us with strong, low cost deposit flows during a time of quickly rising interest rates. And, our historic strengths of risk management and loan underwriting remain evident through our solid credit quality measures.”

Mr. Clossin added, “For more than 150 years, we have been a source of stability, strength and trust for our customers, communities, employees, and shareholders. The success of our operational strategies implemented the past few years continues to be evident, and combined with our core strengths, will allow us to succeed regardless of the operating environment.”

Confidential Draft

Balance Sheet

Loan growth for the third quarter of 2022 reflects strong performance by our commercial and consumer lending teams and more 1-to-4 family residential mortgages retained on the balance sheet, partially offset by the continuation of both SBA PPP loan forgiveness and elevated commercial real estate payoffs. As of September 30, 2022, total portfolio loans of $10.3 billion, when excluding SBA PPP loans, driven by strong growth across all loan categories and markets, increased 6.5% year-over-year, and 0.8%, or 3.2% annualized, when compared to June 30, 2022. While down from the prior year period, commercial real estate payoffs increased to $173 million during the third quarter, as compared to $98 million in the second quarter. The third quarter of 2022 included the forgiveness of approximately $14 million of SBA PPP loans, with approximately $13 million remaining in the loan portfolio (net of deferred fees).

As of September 30, 2022, total deposits of $13.4 billion increased $21.1 million year-over-year due primarily to increased net personal savings across the other deposit categories, which more than offset a $362.7 million year-over-year reduction in CDs. Deposits, excluding CDs, were essentially flat to the quarter ending June 30, 2022 but increased 3.2% year-over-year, driven by a 1.6% increase in total demand deposits, which represent approximately 59% of total deposits, and a 10.2% increase in savings accounts.

Credit Quality

As of September 30, 2022, total loans past due, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained relatively low, from a historical perspective, and consistent throughout the last five quarters. In addition, criticized and classified loans as a percent of the loan portfolio decreased 178 basis points year-over-year to 2.43%. For the third quarter, net loan charge-offs to average loans totaled $1.1 million, as compared to $0.8 million in the prior year period. The allowance for credit losses to total portfolio loans at September 30, 2022 was $114.6 million, or 1.11% of total loans, reflecting a slight increase in projected future unemployment rates, offset by continued improvements in COVID-impacted borrowers. During the prior year three- and nine- month periods ending September 30, 2021, we recorded negative provisions for credit losses of $1.7 million and $50.7 million, respectively, due to significantly improved macroeconomic forecasts and other factors, as compared to negative provisions of $0.5 million and $4.8 million, respectively, in the current year.

Net Interest Margin and Income

The net interest margin of 3.33% for the third quarter of 2022 increased 30 basis points sequentially, which reflects the 225 basis point increase in the federal fund rate from March through July, as well as our successful deployment of excess cash into higher-yielding loans. Variable rate securities, which represent 18% of the total securities portfolio also contributed to the margin. We remain focused on controlling the costs of our various funding sources, which is enhanced by the pricing advantage of our robust legacy deposit base. Deposit funding costs increased just 13 basis points year-over-year to 27 basis points for the third quarter of 2022, or 17 basis points when including non-interest bearing deposits. This reflects a total deposit beta of just 4%, when compared to the 225 basis point increase in the federal fund rate through July of this year. Further, total deposit funding costs also increased 8 basis points on a sequential quarter basis. Accretion from acquisitions benefited the third quarter net interest margin by 5 basis points, as compared to 10 basis points in the prior year period. Lastly, the forgiveness of SBA PPP loans benefited the third quarter of 2022 net interest margin by a net 1 basis point, as compared to a net 14 basis points in the prior year period.

Net interest income increased $9.2 million, or 8.0%, during the third quarter of 2022, as compared to the same quarter of 2021, reflecting loan growth and the benefit of rising rates on loan and securities yields, which more than offset lower accretion from purchase accounting and lower SBA PPP-related loan income. For the nine months ended September 30, 2022, net interest income decreased $3.2 million, or 0.9%, primarily due to the reasons discussed for the three-month period comparison.

Non-Interest Income

For the third quarter of 2022, non-interest income of $32.3 million decreased $0.5 million, or 1.5%, from the third quarter of 2021, driven primarily by lower mortgage banking income. Other income of $5.5 million increased $1.5 million, or 37.4%, year-over-year due primarily to higher commercial loan swap-related income. Net gain on other real estate owned and other assets increased $1.3 million year-over-year to $2.0 million due to the gain on the sale of the underlying equity investments held by WesBanco Community Development Corporation. Mortgage banking income decreased $3.3 million year-over-year due to a reduction in residential mortgage originations and our retention of more residential mortgages on the balance sheet. Third quarter mortgage originations decreased 38% year-over-year to $235 million, with approximately 73% retained, as compared to 63% last year.

Non-interest income, for the nine months ended September 30, 2022, decreased $12.5 million, or 12.2%, to $89.6 million. In addition to the items discussed above, service charges on deposits increased $3.7 million year-over-year to $19.5 million, reflective of increased general consumer spending. Bank-owned life insurance of $8.3 million increased $2.2 million year-over-year due to higher death benefits and the impact of new policies purchased during the third quarter of 2021. The net loss on other real estate owned and other assets of $0.1 million also reflects the change in the fair value of underlying equity investments held by WesBanco Community Development Corporation primarily driven by the decline in the equity market during the second quarter of 2022, as compared to a net gain of $4.2 million for the same investment during the first nine months of 2021.

Confidential Draft

Non-Interest Expense

Excluding restructuring and merger-related expenses, non-interest expense for the three months ended September 30, 2022 totaled $91.9 million, an increase of only 1.8% year-over-year, reflecting discretionary cost control. As compared to the second quarter, the increase in expenses reflects the hiring of additional commercial and residential lenders and hourly wage increases, as noted in our prior quarterly comments. Salaries and wages increased $4.8 million, or 12.1%, compared to the prior year period due to higher salary expense related to normal merit increases, higher staffing levels, and hourly wage increase implemented during the third quarter. FDIC insurance of $2.4 million increased $1.2 million from last year due primarily to the benefit to last year’s FDIC insurance calculation from the large negative credit loss provision recognized during 2021.

On a similar basis, non-interest expense during the first nine months of 2022 increased $6.5 million, or 2.5%, compared to the prior year period, due primarily to higher salaries and wages and higher FDIC insurance, as described above, partially offset by lower employee benefits from lower deferred compensation expense and discretionary cost control.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. At September 30, 2022, Tier I leverage was 9.68%, Tier I risk-based capital ratio was 12.51%, common equity Tier 1 capital ratio (“CET 1”) was 11.35%, and total risk-based capital was 15.37%.

During the third quarter of 2022, WesBanco repurchased 409 thousand shares of its outstanding common stock on the open market at a total cost of $14.2 million, or $34.64 per share. As of September 30, 2022, approximately 1.3 million shares remained for repurchase under the existing share repurchase authorization that was approved on February 24, 2022, by WesBanco’s Board of Directors.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the third quarter of 2022 at 10:00 a.m. ET on Wednesday, October 26, 2022. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10162209. The replay will begin at approximately 12:00 p.m. ET on October 26, 2022 and end at 12 a.m. ET on November 9, 2022. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2021 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

Confidential Draft

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel. Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share. Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively. Furthermore, our strong financial performance and employee focus has earned us recognition by Forbes as both one of America’s Best Banks and Best Midsize Employers – the only midsize bank making the top ten of both rankings. In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $4.6 billion of assets under management (as of September 30, 2022). WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 194 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia. Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

###

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended			For the Nine Months Ended
STATEMENT OF INCOME	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
Interest and dividend income
Loans, including fees	$109,562	$103,206	6.2	$299,094	$318,532	(6.1)
Interest and dividends on securities:
Taxable	17,531	13,481	30.0	47,468	37,467	26.7
Tax-exempt	4,916	4,063	21.0	13,965	11,925	17.1
Total interest and dividends on securities	22,447	17,544	27.9	61,433	49,392	24.4
Other interest income	2,108	628	235.7	4,211	1,836	129.4
Total interest and dividend income	134,117	121,378	10.5	364,738	369,760	(1.4)
Interest expense
Interest bearing demand deposits	2,953	815	262.3	4,917	2,859	72.0
Money market deposits	968	350	176.6	1,672	1,488	12.4
Savings deposits	1,067	244	337.3	1,662	769	116.1
Certificates of deposit	958	1,726	(44.5)	3,347	6,122	(45.3)
Total interest expense on deposits	5,946	3,135	89.7	11,598	11,238	3.2
Federal Home Loan Bank borrowings	348	1,192	(70.8)	1,334	5,387	(75.2)
Other short-term borrowings	147	33	345.5	244	192	27.1
Subordinated debt and junior subordinated debt	3,175	1,743	82.2	7,123	5,336	33.5
Total interest expense	9,616	6,103	57.6	20,299	22,153	(8.4)
Net interest income	124,501	115,275	8.0	344,439	347,607	(0.9)
Provision for credit losses	(535)	(1,730)	69.1	(4,785)	(50,714)	90.6
Net interest income after provision for credit losses	125,036	117,005	6.9	349,224	398,321	(12.3)
Non-interest income
Trust fees	6,517	7,289	(10.6)	20,879	22,069	(5.4)
Service charges on deposits	6,942	6,050	14.7	19,520	15,820	23.4
Electronic banking fees	4,808	5,427	(11.4)	15,307	14,853	3.1
Net securities brokerage revenue	2,491	1,965	26.8	6,969	5,318	31.0
Bank-owned life insurance	1,999	2,656	(24.7)	8,263	6,072	36.1
Mortgage banking income	1,257	4,563	(72.5)	4,508	16,656	(72.9)
Net securities gains/(losses)	656	(15)	NM	(1,176)	740	(258.9)
Net gain/(loss) on other real estate owned and other assets	2,040	785	159.9	(68)	4,974	(101.4)
Other income	5,546	4,035	37.4	15,420	15,574	(1.0)
Total non-interest income	32,256	32,755	(1.5)	89,622	102,076	(12.2)
Non-interest expense
Salaries and wages	44,271	39,497	12.1	124,421	113,822	9.3
Employee benefits	10,693	10,658	0.3	28,574	30,191	(5.4)
Net occupancy	6,489	6,825	(4.9)	19,843	20,430	(2.9)
Equipment and software	8,083	7,609	6.2	23,795	21,654	9.9
Marketing	2,377	1,848	28.6	7,546	6,033	25.1
FDIC insurance	2,391	1,227	94.9	5,850	2,690	117.5
Amortization of intangible assets	2,560	2,854	(10.3)	7,738	8,622	(10.3)
Restructuring and merger-related expense	66	4,467	(98.5)	1,712	6,540	(73.8)
Other operating expenses	15,011	19,716	(23.9)	47,032	54,858	(14.3)
Total non-interest expense	91,941	94,701	(2.9)	266,511	264,840	0.6
Income before provision for income taxes	65,351	55,059	18.7	172,335	235,557	(26.8)
Provision for income taxes	12,318	10,651	15.7	32,432	47,445	(31.6)
Net Income	53,033	44,408	19.4	139,903	188,112	(25.6)
Preferred stock dividends	2,531	2,531	-	7,594	7,594	-
Net income available to common shareholders	$50,502	$41,877	20.6	$132,309	$180,518	(26.7)

Taxable equivalent net interest income	$125,808	$116,355	8.1	$348,151	$350,777	(0.7)

Per common share data
Net income per common share - basic	$0.85	$0.64	32.8	$2.19	$2.72	(19.5)
Net income per common share - diluted	0.85	0.64	32.8	2.19	2.71	(19.2)
Net income per common share - diluted, excluding certain items (1)(2)	0.85	0.70	21.4	2.21	2.79	(20.8)
Dividends declared	0.34	0.33	3.0	1.02	0.99	3.0
Book value (period end)	37.96	40.41	(6.1)	37.96	40.41	(6.1)
Tangible book value (period end) (1)	18.84	22.51	(16.3)	18.84	22.51	(16.3)
Average common shares outstanding - basic	59,549,244	64,931,764	(8.3)	60,336,637	66,354,750	(9.1)
Average common shares outstanding - diluted	59,697,676	65,065,848	(8.3)	60,489,248	66,510,357	(9.1)
Period end common shares outstanding	59,304,505	63,838,549	(7.1)	59,304,505	63,838,549	(7.1)
Period end preferred shares outstanding	150,000	150,000	-	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.
NM - Not Meaningful

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Selected ratios
	For the Nine Months Ended
	September 30,
	2022	2021	% Change
Return on average assets	1.04%	1.43%	(27.27)%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.05	1.47	(28.57)
Return on average equity	6.93	8.67	(20.07)
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	7.01	8.92	(21.41)
Return on average tangible equity (1)	13.09	15.30	(14.44)
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	13.22	15.72	(15.90)
Return on average tangible common equity (1)	14.58	16.78	(13.11)
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	14.72	17.25	(14.67)
Yield on earning assets (2)	3.29	3.36	(2.08)
Cost of interest bearing liabilities	0.29	0.31	(6.45)
Net interest spread (2)	3.00	3.05	(1.64)
Net interest margin (2)	3.11	3.16	(1.58)
Efficiency (1) (2)	60.49	57.04	6.05
Average loans to average deposits	72.82	80.01	(8.99)
Annualized net loan charge-offs/average loans	0.02	0.01	100.00
Effective income tax rate	18.82	20.14	(6.55)

	For the Three Months Ended
	Sept 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2022	2022	2022	2021	2021
Return on average assets	1.19%	0.95%	0.99%	1.21%	0.97%
Return on average assets, excluding after-tax restructuring and merger-related expenses (1)	1.19	0.95	1.02	1.21	1.06
Return on average equity	8.05	6.43	6.35	7.56	5.98
Return on average equity, excluding after-tax restructuring and merger-related expenses (1)	8.06	6.43	6.54	7.58	6.49
Return on average tangible equity (1)	15.39	12.35	11.67	13.62	10.72
Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (1)	15.41	12.36	12.01	13.66	11.57
Return on average tangible common equity (1)	17.23	13.80	12.90	15.00	11.76
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (1)	17.25	13.82	13.27	15.04	12.70
Yield on earning assets (2)	3.59	3.20	3.07	3.10	3.24
Cost of interest bearing liabilities	0.41	0.26	0.19	0.20	0.25
Net interest spread (2)	3.18	2.94	2.88	2.90	2.99
Net interest margin (2)	3.33	3.03	2.95	2.97	3.08
Efficiency (1) (2)	58.13	61.91	61.73	61.99	60.52
Average loans to average deposits	75.01	72.36	71.05	72.61	75.46
Annualized net loan charge-offs and recoveries /average loans	0.04	0.00	0.00	0.04	0.03
Effective income tax rate	18.85	19.35	18.26	18.32	19.34
Trust assets, market value at period end	$4,622,878	$4,803,043	$5,412,342	$5,644,975	$5,464,159

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	September 30,			December 31,	December 31, 2021
Balance sheets	2022	2021	% Change	2021	to Sept 30, 2022
Assets
Cash and due from banks	$212,341	$201,505	5.4	$157,046	35.2
Due from banks - interest bearing	166,215	919,611	(81.9)	1,094,312	(84.8)
Securities:
Equity securities, at fair value	11,964	13,451	(11.1)	13,466	(11.2)
Available-for-sale debt securities, at fair value	2,645,748	2,986,803	(11.4)	3,013,462	(12.2)
Held-to-maturity debt securities (fair values of $1,065,833; $978,494 and $1,028,452 respectively)	1,262,467	953,920	32.3	1,004,823	25.6
Allowance for credit losses - held-to-maturity debt securities	(225)	(257)	12.5	(268)	16.0
Net held-to-maturity debt securities	1,262,242	953,663	32.4	1,004,555	25.7
Total securities	3,919,954	3,953,917	(0.9)	4,031,483	(2.8)
Loans held for sale	12,887	32,308	(60.1)	25,277	(49.0)
Portfolio loans:
Commercial real estate	5,831,384	5,657,886	3.1	5,538,968	5.3
Commercial and industrial	1,516,856	1,707,214	(11.2)	1,590,320	(4.6)
Residential real estate	2,010,344	1,655,229	21.5	1,721,378	16.8
Home equity	609,765	607,735	0.3	605,682	0.7
Consumer	309,313	285,101	8.5	277,130	11.6
Total portfolio loans, net of unearned income	10,277,662	9,913,165	3.7	9,733,478	5.6
Allowance for credit losses - loans	(114,584)	(136,605)	16.1	(121,622)	5.8
Net portfolio loans	10,163,078	9,776,560	4.0	9,611,856	5.7
Premises and equipment, net	221,355	232,134	(4.6)	229,016	(3.3)
Accrued interest receivable	63,375	61,895	2.4	60,844	4.2
Goodwill and other intangible assets, net	1,143,896	1,154,468	(0.9)	1,151,634	(0.7)
Bank-owned life insurance	350,806	349,735	0.3	350,359	0.1
Other assets	350,840	209,978	67.1	215,298	63.0
Total Assets	$16,604,747	$16,892,111	(1.7)	$16,927,125	(1.9)
Liabilities
Deposits:
Non-interest bearing demand	$4,736,722	$4,531,958	4.5	$4,590,895	3.2
Interest bearing demand	3,201,714	3,283,444	(2.5)	3,380,056	(5.3)
Money market	1,772,481	1,765,480	0.4	1,739,750	1.9
Savings deposits	2,741,937	2,488,180	10.2	2,562,510	7.0
Certificates of deposit	991,512	1,354,252	(26.8)	1,292,652	(23.3)
Total deposits	13,444,366	13,423,314	0.2	13,565,863	(0.9)
Federal Home Loan Bank borrowings	56,998	208,940	(72.7)	183,920	(69.0)
Other short-term borrowings	127,983	152,546	(16.1)	141,893	(9.8)
Subordinated debt and junior subordinated debt	281,179	167,711	67.7	132,860	111.6
Total borrowings	466,160	529,197	(11.9)	458,673	1.6
Accrued interest payable	4,358	2,495	74.7	1,901	129.2
Other liabilities	294,211	213,122	38.0	207,522	41.8
Total Liabilities	14,209,095	14,168,128	0.3	14,233,959	(0.2)
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,304,505, 63,838,549 and 62,307,245 shares outstanding, respectively	141,834	141,834	-	141,834	-
Capital surplus	1,634,280	1,634,086	0.0	1,635,642	(0.1)
Retained earnings	1,048,532	946,746	10.8	977,765	7.2
Treasury stock (8,776,801 , 4,242,757 and 5,774,061 shares - at cost, respectively)	(305,033)	(146,102)	(108.8)	(199,759)	(52.7)
Accumulated other comprehensive (loss) income	(266,640)	4,463	NM	(5,120)	NM
Deferred benefits for directors	(1,805)	(1,528)	(18.1)	(1,680)	(7.4)
Total Shareholders' Equity	2,395,652	2,723,983	(12.1)	2,693,166	(11.0)
Total Liabilities and Shareholders' Equity	$16,604,747	$16,892,111	(1.7)	$16,927,125	(1.9)

NM - Not Meaningful

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	September 30,	June 30,
Balance sheets	2022	2022	% Change
Assets
Cash and due from banks	$212,341	$186,534	(7.0)
Due from banks - interest bearing	166,215	263,475	(77.5)
Securities:
Equity securities, at fair value	11,964	11,413	4.8
Available-for-sale debt securities, at fair value	2,645,748	2,884,651	(8.3)
Held-to-maturity (fair values of $1,065,833 and $1,153,594, respectively)	1,262,467	1,281,295	(1.5)
Allowance for credit losses - held-to-maturity debt securities	(225)	(265)	15.1
Net held-to-maturity debt securities	1,262,242	1,281,030	(1.5)
Total securities	3,919,954	4,177,094	(6.2)
Loans held for sale	12,887	17,560	(26.6)
Portfolio loans:
Commercial real estate	5,831,384	5,852,564	(0.4)
Commercial and industrial	1,516,856	1,549,768	(2.1)
Residential real estate	2,010,344	1,907,875	5.4
Home equity	609,765	597,845	2.0
Consumer	309,313	300,637	2.9
Total portfolio loans, net of unearned income	10,277,662	10,208,689	0.7
Allowance for credit losses - loans	(114,584)	(117,403)	2.4
Net portfolio loans	10,163,078	10,091,286	0.7
Premises and equipment, net	221,355	216,293	2.3
Accrued interest receivable	63,375	61,918	2.4
Goodwill and other intangible assets, net	1,143,896	1,146,456	(0.2)
Bank-owned life insurance	350,806	348,807	0.6
Other assets	350,840	290,201	20.9
Total Assets	$16,604,747	$16,799,624	(1.2)
Liabilities
Deposits:
Non-interest bearing demand	$4,736,722	$4,738,830	(0.0)
Interest bearing demand	3,201,714	3,258,871	(1.8)
Money market	1,772,481	1,770,859	0.1
Savings deposits	2,741,937	2,695,437	1.7
Certificates of deposit	991,512	1,105,305	(10.3)
Total deposits	13,444,366	13,569,302	(0.9)
Federal Home Loan Bank borrowings	56,998	122,650	(53.5)
Other short-term borrowings	127,983	147,964	(13.5)
Subordinated debt and junior subordinated debt	281,179	280,910	0.1
Total borrowings	466,160	551,524	(15.5)
Accrued interest payable	4,358	2,815	54.8
Other liabilities	294,211	208,032	41.4
Total Liabilities	14,209,095	14,331,673	(0.9)
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-
Common stock, $2.0833 par value; 100,000,000 shares authorized; 68,081,306 shares issued; 59,304,505 and 59,698,788 shares outstanding, respectively	141,834	141,834	-
Capital surplus	1,634,280	1,632,617	0.1
Retained earnings	1,048,532	1,018,209	3.0
Treasury stock (8,776,801 and 8,382,518 shares - at cost)	(305,033)	(291,337)	(4.7)
Accumulated other comprehensive loss	(266,640)	(176,061)	(51.4)
Deferred benefits for directors	(1,805)	(1,795)	(0.6)
Total Shareholders' Equity	2,395,652	2,467,951	(2.9)
Total Liabilities and Shareholders' Equity	$16,604,747	$16,799,624	(1.2)

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2022		2021		2022		2021
Average balance sheet and net interest margin analysis	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$375,136	2.09%	$936,084	0.16%	$757,325	0.67%	$803,713	0.12%
Loans, net of unearned income (1)	10,224,494	4.25	10,164,279	4.03	9,958,318	4.02	10,562,879	4.03
Securities: (2)
Taxable	3,548,271	1.96	3,210,878	1.67	3,472,211	1.83	2,856,041	1.75
Tax-exempt (3)	823,133	3.00	650,397	3.14	782,141	3.02	610,449	3.31
Total securities	4,371,404	2.16	3,861,275	1.91	4,254,352	2.05	3,466,490	2.03
Other earning assets	12,808	4.05	23,646	4.23	13,840	3.89	28,494	5.11
Total earning assets (3)	14,983,842	3.59%	14,985,284	3.24%	14,983,835	3.29%	14,861,576	3.36%
Other assets	1,887,813		2,072,509		1,960,951		2,060,312
Total Assets	$16,871,655		$17,057,793		$16,944,786		$16,921,888

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$3,306,339	0.35%	$3,297,702	0.10%	$3,363,152	0.20%	$3,139,992	0.12%
Money market accounts	1,780,338	0.22	1,791,494	0.08	1,785,703	0.13	1,764,462	0.11
Savings deposits	2,714,684	0.16	2,471,593	0.04	2,681,084	0.08	2,393,066	0.04
Certificates of deposit	1,049,694	0.36	1,403,812	0.49	1,154,812	0.39	1,501,857	0.54
Total interest bearing deposits	8,851,055	0.27	8,964,601	0.14	8,984,751	0.17	8,799,377	0.17
Federal Home Loan Bank borrowings	113,530	1.22	289,334	1.63	138,766	1.29	388,518	1.85
Repurchase agreements	148,179	0.39	136,028	0.10	150,126	0.22	152,450	0.17
Subordinated debt and junior subordinated debt	281,002	4.48	188,276	3.67	237,046	4.02	191,018	3.73
Total interest bearing liabilities (4)	9,393,766	0.41%	9,578,239	0.25%	9,510,689	0.29%	9,531,363	0.31%
Non-interest bearing demand deposits	4,779,216		4,504,332		4,690,218		4,402,487
Other liabilities	209,735		197,916		193,070		205,309
Shareholders' equity	2,488,938		2,777,306		2,550,809		2,782,729
Total Liabilities and Shareholders' Equity	$16,871,655		$17,057,793		$16,944,786		$16,921,888
Taxable equivalent net interest spread		3.18%		2.99%		3.00%		3.05%
Taxable equivalent net interest margin		3.33%		3.08%		3.11%		3.16%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $1.4 million and $6.8 million for the three months ended September 30, 2022 and 2021, respectively, and were $8.0 million and $21.5 million for the nine months ended September 30, 2022 and 2021, respectively. As part of loan fees, PPP loan fees were $0.6 million and $7.1 million for the three months ended September 30, 2022 and 2021, respectively, and $5.7 million and $21.0 million for the nine months ended September 30, 2022 and 2021, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.7 million and $3.0 million for the three months ended September 30, 2022 and 2021, respectively, and $6.2 million and $10.3 million for the nine months ended September 30, 2022 and 2021, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $0.2 million and $0.7 million for the three months ended September 30, 2022 and 2021, respectively, and $0.9 million and $2.6 million for the nine months ended September 30, 2022 and 2021, respectively.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Statement of Income	2022	2022	2022	2021	2021
Interest and dividend income
Loans, including fees	$109,562	$96,412	$93,121	$97,432	$103,206
Interest and dividends on securities:
Taxable	17,531	15,825	14,112	12,934	13,481
Tax-exempt	4,916	4,706	4,344	4,236	4,063
Total interest and dividends on securities	22,447	20,531	18,456	17,170	17,544
Other interest income	2,108	1,504	597	605	628
Total interest and dividend income	134,117	118,447	112,174	115,207	121,378
Interest expense
Interest bearing demand deposits	2,953	1,153	811	810	815
Money market deposits	968	383	321	315	350
Savings deposits	1,067	330	264	261	244
Certificates of deposit	958	1,116	1,273	1,501	1,726
Total interest expense on deposits	5,946	2,982	2,669	2,887	3,135
Federal Home Loan Bank borrowings	348	411	575	780	1,192
Other short-term borrowings	147	48	48	35	33
Subordinated debt and junior subordinated debt	3,175	2,778	1,171	1,178	1,743
Total interest expense	9,616	6,219	4,463	4,880	6,103
Net interest income	124,501	112,228	107,711	110,327	115,275
Provision for credit losses	(535)	(812)	(3,438)	(13,559)	(1,730)
Net interest income after provision for credit losses	125,036	113,040	111,149	123,886	117,005
Non-interest income
Trust fees	6,517	6,527	7,835	7,441	7,289
Service charges on deposits	6,942	6,487	6,090	6,592	6,050
Electronic banking fees	4,808	5,154	5,345	4,465	5,427
Net securities brokerage revenue	2,491	2,258	2,220	1,579	1,965
Bank-owned life insurance	1,999	2,384	3,881	2,864	2,656
Mortgage banking income	1,257	1,328	1,923	2,872	4,563
Net securities gains/(losses)	656	(1,183)	(650)	372	(15)
Net gain/(loss) on other real estate owned and other assets	2,040	(1,302)	(806)	(158)	785
Other income	5,546	5,330	4,544	4,682	4,035
Total non-interest income	32,256	26,983	30,382	30,709	32,755
Non-interest expense
Salaries and wages	44,271	41,213	38,937	40,420	39,497
Employee benefits	10,693	8,722	9,158	10,842	10,658
Net occupancy	6,489	6,119	7,234	6,413	6,825
Equipment and software	8,083	7,702	8,011	8,352	7,609
Marketing	2,377	2,749	2,421	2,601	1,848
FDIC insurance	2,391	1,937	1,522	1,460	1,227
Amortization of intangible assets	2,560	2,579	2,598	2,834	2,854
Restructuring and merger-related expense	66	52	1,593	177	4,467
Other operating expenses	15,011	15,946	16,074	15,204	19,716
Total non-interest expense	91,941	87,019	87,548	88,303	94,701
Income before provision for income taxes	65,351	53,004	53,983	66,292	55,059
Provision for income taxes	12,318	10,256	9,859	12,144	10,651
Net Income	53,033	42,748	44,124	54,148	44,408
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net income available to common shareholders	$50,502	$40,217	$41,593	$51,617	$41,877

Taxable equivalent net interest income	$125,808	$113,479	$108,866	$111,453	$116,355

Per common share data
Net income per common share - basic	$0.85	$0.67	$0.68	$0.82	$0.64
Net income per common share - diluted	0.85	0.67	0.68	0.82	0.64
Net income per common share - diluted, excluding certain items (1)(2)	0.85	0.67	0.70	0.82	0.70
Dividends declared	0.34	0.34	0.34	0.33	0.33
Book value (period end)	37.96	38.92	39.64	40.91	40.41
Tangible book value (period end) (1)	18.84	19.89	20.87	22.61	22.51
Average common shares outstanding - basic	59,549,244	60,036,103	61,445,399	63,045,061	64,931,764
Average common shares outstanding - diluted	59,697,676	60,185,207	61,593,365	63,183,411	65,065,848
Period end common shares outstanding	59,304,505	59,698,788	60,613,414	62,307,245	63,838,549
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	2,480	2,509	2,456	2,462	2,425

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses.

Confidential Draft

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
Asset quality data	2022		2022		2022		2021		2021
Non-performing assets:
Troubled debt restructurings - accruing	$4,583		$3,579		$3,731		$3,746		$3,707
Non-accrual loans:
Troubled debt restructurings	1,756		2,120		1,348		1,547		1,615
Other non-accrual loans	26,428		29,594		32,024		34,195		34,644
Total non-accrual loans	28,184		31,714		33,372		35,742		36,259
Total non-performing loans	32,767		35,293		37,103		39,488		39,966
Other real estate and repossessed assets	1,595		31		87		-		293
Total non-performing assets	$34,362		$35,324		$37,190		$39,488		$40,259

Past due loans (1):
Loans past due 30-89 days	$21,836		$31,388		$28,322		$27,152		$32,682
Loans past due 90 days or more	24,311		9,560		6,142		7,804		11,252
Total past due loans	$46,147		$40,948		$34,464		$34,956		$43,934

Criticized and classified loans (2):
Criticized loans	$163,176		$193,871		$234,143		$248,518		$290,281
Classified loans	86,861		126,257		123,837		116,013		127,022
Total criticized and classified loans	$250,037		$320,128		$357,980		$364,531		$417,303

Loans past due 30-89 days / total portfolio loans (3)	0.21%		0.31%		0.29%		0.28%		0.33%
Loans past due 90 days or more / total portfolio loans	0.24		0.09		0.06		0.08		0.11
Non-performing loans / total portfolio loans	0.32		0.35		0.38		0.41		0.40
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.33		0.35		0.38		0.41		0.41
Non-performing assets / total assets	0.21		0.21		0.22		0.23		0.24
Criticized and classified loans / total portfolio loans	2.43		3.14		3.68		3.75		4.21

Allowance for credit losses
Allowance for credit losses - loans	$114,584		$117,403		$117,865		$121,622		$136,605
Allowance for credit losses - loan commitments	8,938		7,718		8,050		7,775		7,290
Provision for credit losses	(535)		(812)		(3,438)		(13,559)		(1,730)
Net loan and deposit account overdraft charge-offs and recoveries	1,102		2		27		929		842
Annualized net loan charge-offs and recoveries / average loans	0.04%		0.00%		0.00%		0.04%		0.03%
Allowance for credit losses - loans / total portfolio loans	1.11%		1.15%		1.21%		1.25%		1.38%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.12%		1.15%		1.22%		1.27%		1.42%
Allowance for credit losses - loans / non-performing loans	3.50	x	3.33	x	3.18	x	3.08	x	3.42	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.45	x	1.54	x	1.65	x	1.63	x	1.63	x

	Quarter Ended
	Sept. 30,		June 30,		Mar. 31,		Dec. 31,		Sept. 30,
	2022		2022		2022		2021		2021
Capital ratios
Tier I leverage capital	9.68%		9.51%		9.67%		10.02%		10.10%
Tier I risk-based capital	12.51		12.49		13.25		14.05		14.18
Total risk-based capital	15.37		15.40		16.32		15.91		16.38
Common equity tier 1 capital ratio (CET 1)	11.35		11.31		12.01		12.77		12.91
Average shareholders' equity to average assets	14.75		14.79		15.63		15.99		16.28
Tangible equity to tangible assets (4)	8.16		8.50		8.83		9.84		10.04
Tangible common equity to tangible assets (4)	7.22		7.58		7.92		8.92		9.12

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $13.0 million of PPP loans as of September 30, 2022.
(4) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2022	2022	2021	2021	2022	2021
Return on average assets, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$50,502	$40,217	$41,593	$51,617	$41,877	$132,309	$180,518
Plus: after-tax restructuring and merger-related expenses (1)	52	41	1,258	140	3,529	1,352	5,167
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	50,554	40,258	42,851	51,757	45,406	133,661	185,685

Average total assets	$16,871,655	$16,971,452	$16,992,598	$16,947,662	$17,057,793	$16,944,786	$16,921,888

Return on average assets, excluding after-tax restructuring and merger-related expenses (annualized) (2)	1.19%	0.95%	1.02%	1.21%	1.06%	1.05%	1.47%

Return on average equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$50,502	$40,217	$41,593	$51,617	$41,877	$132,309	$180,518
Plus: after-tax restructuring and merger-related expenses (1)	52	41	1,258	140	3,529	1,352	5,167
Net income available to common shareholders excluding after-tax restructuring and merger-related expenses	50,554	40,258	42,851	51,757	45,406	133,661	185,685

Average total shareholders' equity	2,488,938	2,509,439	2,655,807	2,709,782	2,777,306	2,550,809	2,782,729

Return on average equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	8.06%	6.43%	6.54%	7.58%	6.49%	7.01%	8.92%

Return on average tangible equity:
Net income available to common shareholders	$50,502	$40,217	$41,593	$51,617	$41,877	$132,309	$180,518
Plus: amortization of intangibles (1)	2,022	2,037	2,052	2,239	2,255	6,113	6,811
Net income available to common shareholders before amortization of intangibles	52,524	42,254	43,645	53,856	44,132	138,422	187,329

Average total shareholders' equity	2,488,938	2,509,439	2,655,807	2,709,782	2,777,306	2,550,809	2,782,729
Less: average goodwill and other intangibles, net of def. tax liability	(1,135,007)	(1,137,187)	(1,139,242)	(1,141,307)	(1,143,522)	(1,137,130)	(1,145,841)
Average tangible equity	$1,353,931	$1,372,252	$1,516,565	$1,568,475	$1,633,784	$1,413,679	$1,636,888

Return on average tangible equity (annualized) (2)	15.39%	12.35%	11.67%	13.62%	10.72%	13.09%	15.30%

Average tangible common equity	$1,209,447	$1,227,768	$1,372,081	$1,423,991	$1,489,300	$1,269,195	$1,492,404
Return on average tangible common equity (annualized) (2)	17.23%	13.80%	12.90%	15.00%	11.76%	14.58%	16.78%

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$50,502	$40,217	$41,593	$51,617	$41,877	$132,309	$180,518
Plus: after-tax restructuring and merger-related expenses (1)	52	41	1,258	140	3,529	1,352	5,167
Plus: amortization of intangibles (1)	2,022	2,037	2,052	2,239	2,255	6,113	6,811
Net income available to common shareholders before amortization of intangibles and excluding after-tax restructuring and merger-related expenses	52,576	42,295	44,903	53,996	47,661	139,774	192,496

Average total shareholders' equity	2,488,938	2,509,439	2,655,807	2,709,782	2,777,306	2,550,809	2,782,729
Less: average goodwill and other intangibles, net of def. tax liability	(1,135,007)	(1,137,187)	(1,139,242)	(1,141,307)	(1,143,522)	(1,137,130)	(1,145,841)
Average tangible equity	$1,353,931	$1,372,252	$1,516,565	$1,568,475	$1,633,784	$1,413,679	$1,636,888

Return on average tangible equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	15.41%	12.36%	12.01%	13.66%	11.57%	13.22%	15.72%

Average tangible common equity	$1,209,447	$1,227,768	$1,372,081	$1,423,991	$1,489,300	$1,269,195	$1,492,404
Return on average tangible common equity, excluding after-tax restructuring and merger-related expenses (annualized) (2)	17.25%	13.82%	13.27%	15.04%	12.70%	14.72%	17.25%

Confidential Draft

	Three Months Ended					Year to Date
	Sept. 30	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2022	2022	2021	2021	2022	2021

Efficiency ratio:
Non-interest expense	$91,941	$87,019	$87,548	$88,303	$94,701	$266,511	$264,840
Less: restructuring and merger-related expense	(66)	(52)	(1,593)	(177)	(4,467)	(1,712)	(6,540)
Non-interest expense excluding restructuring and merger-related expense	91,875	86,967	85,955	88,126	90,234	264,799	258,300

Net interest income on a fully taxable equivalent basis	125,808	113,479	108,866	111,453	116,355	348,151	350,777
Non-interest income	32,256	26,983	30,382	30,709	32,755	89,622	102,076
Net interest income on a fully taxable equivalent basis plus non-interest income	$158,064	$140,462	$139,248	$142,162	$149,110	$437,773	$452,853
Efficiency Ratio	58.13%	61.91%	61.73%	61.99%	60.52%	60.49%	57.04%

Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses:
Net income available to common shareholders	$50,502	$40,217	$41,593	$51,617	$41,877	$132,309	$180,518
Add: After-tax restructuring and merger-related expenses (1)	52	41	1,258	140	3,529	1,352	5,167
Net income available to common shareholders, excluding after-tax restructuring and merger-related expenses	$50,554	$40,258	$42,851	$51,757	$45,406	$133,661	$185,685

Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses:
Net income per common share - diluted	$0.85	$0.67	$0.68	$0.82	$0.64	$2.19	$2.71
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	-	-	0.02	-	0.06	0.02	0.08
Net income per common share - diluted, excluding after-tax restructuring and merger-related expenses	$0.85	$0.67	$0.70	$0.82	$0.70	$2.21	$2.79

	Period End
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2022	2022	2022	2021	2021
Tangible book value per share:
Total shareholders' equity	$2,395,652	$2,467,951	$2,547,316	$2,693,166	$2,723,983
Less: goodwill and other intangible assets, net of def. tax liability	(1,133,998)	(1,136,020)	(1,138,057)	(1,140,111)	(1,142,350)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,117,170	1,187,447	1,264,775	1,408,571	1,437,149

Common shares outstanding	59,304,505	59,698,788	60,613,414	62,307,245	63,838,549

Tangible book value per share	$18.84	$19.89	$20.87	$22.61	$22.51

Tangible common equity to tangible assets:
Total shareholders' equity	$2,395,652	$2,467,951	$2,547,316	$2,693,166	$2,723,983
Less: goodwill and other intangible assets, net of def. tax liability	(1,133,998)	(1,136,020)	(1,138,057)	(1,140,111)	(1,142,350)
Tangible equity	1,261,654	1,331,931	1,409,259	1,553,055	1,581,633
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,117,170	1,187,447	1,264,775	1,408,571	1,437,149

Total assets	16,604,747	16,799,624	17,104,015	16,927,125	16,892,111
Less: goodwill and other intangible assets, net of def. tax liability	(1,133,998)	(1,136,020)	(1,138,057)	(1,140,111)	(1,142,350)
Tangible assets	$15,470,749	$15,663,604	$15,965,958	$15,787,014	$15,749,761

Tangible equity to tangible assets	8.16%	8.50%	8.83%	9.84%	10.04%

Tangible common equity to tangible assets	7.22%	7.58%	7.92%	8.92%	9.12%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

Confidential Draft

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Setp. 30
(unaudited, dollars in thousands, except shares and per share amounts)	2022	2022	2022	2021	2021	2022	2021
Pre-tax, pre-provision income:
Income before provision for income taxes	$65,351	$53,004	$53,983	$66,292	$55,059	$172,335	$235,557
Add: provision for credit losses	(535)	(812)	(3,438)	(13,559)	(1,730)	(4,785)	(50,714)
Pre-tax, pre-provision income	$64,816	$52,192	$50,545	$52,733	$53,329	$167,550	$184,843

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
Income before provision for income taxes	$65,351	$53,004	$53,983	$66,292	$55,059	$172,335	$235,557
Add: provision for credit losses	(535)	(812)	(3,438)	(13,559)	(1,730)	(4,785)	(50,714)
Add: restructuring and merger-related expenses	66	52	1,593	177	4,467	1,712	6,540
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$64,882	$52,244	$52,138	$52,910	$57,796	$169,262	$191,383

'Return on average assets, excluding certain items (1):
Income before provision for income taxes	$65,351	$53,004	$53,983	$66,292	$55,059	$172,335	$235,557
Add: provision for credit losses	(535)	(812)	(3,438)	(13,559)	(1,730)	(4,785)	(50,714)
Add: restructuring and merger-related expenses	66	52	1,593	177	4,467	1,712	6,540
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	64,882	52,244	52,138	52,910	57,796	169,262	191,383

Average total assets	$16,871,655	$16,971,452	$16,992,598	$16,947,662	$17,057,793	$16,944,786	$16,921,888

Return on average assets, excluding certain items (annualized) (1) (2)	1.53%	1.23%	1.24%	1.24%	1.34%	1.34%	1.51%

Return on average equity, excluding certain items (1):
Income before provision for income taxes	$65,351	$53,004	$53,983	$66,292	$55,059	$172,335	$235,557
Add: provision for credit losses	(535)	(812)	(3,438)	(13,559)	(1,730)	(4,785)	(50,714)
Add: restructuring and merger-related expenses	66	52	1,593	177	4,467	1,712	6,540
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	64,882	52,244	52,138	52,910	57,796	169,262	191,383

Average total shareholders' equity	$2,488,938	$2,509,439	$2,655,807	$2,709,782	$2,777,306	$2,550,809	$2,782,729

Return on average equity, excluding certain items (annualized) (1) (2)	10.34%	8.35%	7.96%	7.75%	8.26%	8.87%	9.20%

Return on average tangible equity, excluding certain items (1):
Income before provision for income taxes	$65,351	$53,004	$53,983	$66,292	$55,059	$172,335	$235,557
Add: provision for credit losses	(535)	(812)	(3,438)	(13,559)	(1,730)	(4,785)	(50,714)
Add: amortization of intangibles	2,560	2,579	2,598	2,834	2,854	7,738	8,622
Add: restructuring and merger-related expenses	66	52	1,593	177	4,467	1,712	6,540
Income before provision, restructuring and merger-related expenses and amortization of intangibles	67,442	54,823	54,736	55,744	60,650	177,000	200,005

Average total shareholders' equity	2,488,938	2,509,439	2,655,807	2,709,782	2,777,306	2,550,809	2,782,729
Less: average goodwill and other intangibles, net of def. tax liability	(1,135,007)	(1,137,187)	(1,139,242)	(1,141,307)	(1,143,522)	(1,137,130)	(1,145,841)
Average tangible equity	$1,353,931	$1,372,252	$1,516,565	$1,568,475	$1,633,784	$1,413,679	$1,636,888

Return on average tangible equity, excluding certain items (annualized) (1) (2)	19.76%	16.02%	14.64%	14.10%	14.73%	16.74%	16.34%

Average tangible common equity	$1,209,447	$1,227,768	$1,372,081	$1,423,991	$1,489,300	$1,269,195	$1,492,404
Return on average tangible common equity, excluding provision items (annualized) (1) (2)	22.12%	17.91%	16.18%	15.53%	16.16%	18.65%	17.92%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.